Exhibit 1.02
Pitney Bowes Inc. Conflict Minerals Report
(as required by Item 1.01 and 1.02 of Form SD)

Pitney Bowes Inc. (“Pitney Bowes,” “we,” “us,” “our,” or the “Company”) submits this report pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 and adopted by the Securities and Exchange Commission pursuant to Section 1502 of the Dodd-Frank Financial Reform and Consumer Protection Act (the “Act”). This report describes the inquiry the Company undertook to obtain information from internal and external sources to ascertain whether any Pitney Bowes product contains tantalum, tin, tungsten, or gold (“Conflict Minerals” or “3TG”) that originated in the Democratic Republic of the Congo or adjoining countries, as defined in the Act (collectively, the “Covered Countries”), and the due diligence Pitney Bowes conducted on the source and chain of custody of such minerals. This report covers parts and products manufactured or contracted to manufacture by the Company in the 2020 calendar year. Based on our inquiry, we have found that Conflict Minerals are necessary to the functionality or production of some of our products manufactured or contracted to manufacture in 2020.
Based on our due diligence for these 2020 products, our suppliers identified a total of 286 potential smelters or refiners in their supply chains that are also identified as smelters or refiners of 3TG in the Smelter Reference List of the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“Template”). For a list of these reported entities, please refer to Appendix A.

•228 of these 286 smelters, or 80%, are listed as conformant or active with the Responsible Minerals Assurance Process (“RMAP”) (as of February 2021) – listed in Appendix A as “Active” or “Conformant”
•40 of these 286 smelters are engaged in the RMI process but not yet finished – listed in Appendix A as “In Communication” or “Outreach Required”
•18 of these 286 smelters are listed as “Due Diligence Vetting Process,” “RMI Due Diligence Review – Unable to proceed,” “Communication Suspended - Not Interested” or “Non-Conformant” in Appendix A

Further investigation performed by a reputable third party on the 8 smelters listed as “Non-Conformant” revealed that:

•5 are listed as “Non-Conformant” and claim to be recyclers
•2 are listed as “Non-Conformant” and are being removed from our list of smelters in 2021 following a change of supplier
•1 is listed as “Non-Conformant” and Pitney Bowes is considering further action

With respect to the 5 smelters that are listed as “Communication Suspended – Not Interested,” Pitney Bowes continues to engage with its suppliers to clarify the smelters’ positions.

Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources. To make this determination, we focused on engaging our direct suppliers to identify the smelters and refiners of necessary conflict minerals that may have been contained in our products and that are recognized by the RMI to be processors of conflict minerals, and reviewing available information on the sourcing of conflict minerals by these smelters and refiners.

As a downstream company, we are several levels removed from mining minerals. We did not buy any minerals directly from mines, smelters, or refiners for use in these 2020 products. As a member of the RMI, Pitney Bowes has access to the RMI’s RCOI data, which we used to identify the potential countries of origin of 3TG processed by smelters or refiners reported by our Surveyed Suppliers (defined below). For a list of these potential countries of origin, please refer to Appendix B.

Many of the Surveyed Suppliers identified all of the smelters and refiners potentially associated with all of their product offerings and did not always limit the information provided to products supplied to Pitney Bowes. Thus, Pitney Bowes is unable to confirm whether necessary 3TG metals contained in our products in fact originated in any of these countries.

Thirty-three (33) smelters or refiners were identified by RCOI data as potentially sourcing directly or indirectly from the Covered Countries. These smelters or refiners were used by 3 of our suppliers that were immediately contacted for further investigation. The suppliers confirmed that they had carried out their own due diligence on these smelters or refiners and found that all are conformant with RMAP. We also carried out our own due diligence and confirmed that all of these smelters or refiners are conformant with RMAP.

Pitney Bowes recognizes that the intent of the Rule is not to stop commercial ties with smelters and refiners sourcing Conflict Minerals from the DRC or adjoining countries, but to ensure that these minerals are being responsibly sourced and are not directly or indirectly financing or benefitting armed groups in those countries. We are satisfied that the status of “Conformant” provides reasonable and adequate evidence of responsible sourcing.

Our due diligence activities are further described in this report.

1.Pitney Bowes’ Design of Due Diligence
a.Due Diligence Framework
We designed our due diligence to conform, in all material respects, with the framework set out in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”), published by the Organisation for Economic Cooperation and Development (the “OECD”). Since Pitney Bowes does not buy Conflict Minerals directly from mines, smelters or refiners, we must rely on our suppliers to provide us with information regarding the source of the Conflict Minerals contained in the products and parts those suppliers provide to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. In this regard, we have designed our due diligence to leverage the due diligence tools developed by RMI, including a supplier survey based on the Template, which is designed to help companies identify the smelters and refiners that process the Conflict Minerals in a company’s supply chain. We have incorporated the following five-step, risk-based approach to 3TG due diligence based on OECD Guidance into the design of our Conflict Minerals due diligence program:

•	establish and maintain appropriate internal management systems to identify and manage the 3TG in our global supply chain;
•	identify and assess any risks associated with the use of 3TG in our supply chain by obtaining and evaluating 3TG sourcing information from suppliers;
•	design and implement a strategy to respond to 3TG risks in our supply chain;
•	support independent auditing of smelter and refiner due diligence practices; and
•	report publicly on supply chain due diligence.

b.Scope of Due Diligence
In order to determine if products manufactured or contracted to manufacture by Pitney Bowes contain 3TG sourced from

Covered Countries, we sought out industry best practices, reviewed current guidance from various associations such as the OECD and the Information Technology Industry Council (“ITI”), and attended industry association meetings to assess how other multinational corporations were approaching Conflict Minerals compliance.
Working with outside consultants, we developed a Conflict Minerals survey based on the Template and guidance from the RMI and ITI. Adapting to the evolution of Pitney Bowes’ portfolio of products, we identified the suppliers involved in the supply chain of our Pitney Bowes branded products. We then removed suppliers that either do not contain tin, tantalum, tungsten or gold, or otherwise supplied equipment that is out of scope. Ultimately, we sent the Conflict Minerals survey to the 51 suppliers who (the “Surveyed Suppliers”) are impacted by this rule. We asked the Surveyed Suppliers to respond with certain information, including their Conflict Minerals policies, usage of 3TG, and the smelters and refiners of Conflict Minerals in their supply chains.
The Surveyed Suppliers who completed the survey were asked to attest to the accuracy of their survey responses. The Product Compliance Team (defined below) monitored supplier responses to our surveys and contacted the Surveyed Suppliers who submitted incomplete responses or who failed to respond. We requested updated submittals from the Surveyed Suppliers that submitted responses with a less than 75% response rate from their supply chain and suppliers that listed smelters with inaccurate information. Data received from Surveyed Suppliers and updated by our Procurement department through April 29, 2021 have been included in this report.
We collected and tracked the survey responses in our product compliance database for consolidation, validation, and further analysis. We also generated periodic status reports to track and review our progress in data collection and evaluate which suppliers needed additional help in completing the survey.
a.Due Diligence Results for Pitney Bowes’ 2020 Products
Based on our due diligence, we determined that Conflict Minerals were necessary to the functionality or production of various products from our hardware product offerings list, which includes a varied array of equipment that processes direct mail and/or enables transactional mail management and analytics that we manufactured or contracted to manufacture in 2020.
Some examples of these products include: postage meters, low-/medium-/high-volume mailing systems that can weigh, seal and apply postage to envelopes and packages; inserters; folders; mail openers; tabbers; scales; printers; accessories; and peripherals.
b.Pitney Bowes’ Conflict Minerals Disclosure Posting
We have made public our activities related to Conflict Minerals in our Corporate Responsibility Report and have posted this Conflict Minerals Report to our website (Pitney Bowes Corporate Responsibility).1

1.Pitney Bowes’ Due Diligence Measures Undertaken for 2020 Products
In an effort to continue to identify and mitigate any risk that the use of 3TG in our products going forward may benefit armed groups in the Covered Countries, we have incorporated the relevant aspects of the OECD Guidance (as summarized in the sections that follow) into our risk management program for product stewardship requirements (including Conflict Minerals).
a.Development of an Internal, Strong Management System.
i.High level management oversight
In order to provide effective management support for, and high level escalation of issues relating to, the Company’s overall

1 References to our website and information available through this website are not incorporated by reference herein unless otherwise noted.

supply chain due diligence efforts (inclusive of conflict minerals), we formed two cross-functional teams: the Environmental Product Compliance Team (the “Product Compliance Team”) and the Environmental Committee (the “Environmental Committee”).
The Product Compliance Team is comprised of representatives from Procurement, Supply Chain, Quality, Engineering, Environmental Health and Safety (“EHS”), and Global Product Line Management and other support groups. This team is responsible for assisting the Company in meeting the requirements of global product-compliance regulations.

The Environmental Committee is comprised of a group of cross-functional leaders from Procurement, Supply Chain, Quality, Engineering, EHS, Legal, and Global Product Line Management, and oversees the work of the Product Compliance Team. The Environmental Committee is tasked with providing guidance regarding environmental product compliance, authorizing the financial and human resources needed for product compliance, and enforcing corrective action measures within Company operations and within our supply chain. Members of the Environmental Committee report potential issues and company risks to the Company’s senior executives, as well as in connection with the Enterprise Risk Management review process.
i.Pitney Bowes’ Conflict Minerals policy and procedures
We established a conflict minerals policy to guide our communications with and expectations for suppliers regarding Conflict Minerals. It is the Company’s goal that we will not knowingly manufacture or contract to manufacture products that include Conflict Minerals that originate from the Covered Countries, unless they were processed by smelters and refiners that are certified as conformant with the RMAP or an equivalent cross-recognized standard or came from recycled or scrap sources. We communicated our expectation that our Surveyed Suppliers source products, parts and components from socially responsible sources and conduct reasonable due diligence on their supply chains in an effort to assure that Conflict Minerals are not knowingly sourced from the Covered Countries unless they were processed by smelters and refiners that are conformant with the RMAP or came from recycled or scrap sources.
We adopted and periodically review certain procedures and maintain the following steps regarding our use of 3TG:

•	Our Supplier Code of Conduct describes our Conflict Minerals and other product compliance requirements;
•	Our engineering standards and specifications include requirements to specify that suppliers must meet Section 1502(4) of the Dodd Frank Act;
•	Our Quality Assurance audit templates include supplier requirements with respect to products containing 3TG;
•	Incorporated consideration of conflict mineral issues within the Pitney Bowes Product Review Process;
•	Periodically update and distribute to all suppliers our contractual language regarding certification that 3TG from Covered Countries is conflict free or came from recycled or scrap sources;
•	Annually publish Conflict Minerals information on our website and in our Corporate Responsibility Report;
•	Include Conflict Minerals in Enterprise Risk Management meetings to ensure regular review by our management;
•	Include review of Conflict Minerals supply chain data and related processes to the Company’s standardized environmental compliance reviews of key suppliers;

•	Complete training classes through our learning management system and via video-conference and in person classes in order to educated relevant employees, where necessary;
•	Educate Suppliers and other partners regarding Conflict Minerals during business reviews, where necessary;
•	Continue to require Surveyed Suppliers to complete surveys with the goal of identifying the smelters and refineries used to process Conflict Minerals in their supply chain;
•	Maintain internal policies, written procedures, tools and training to ensure effective implementation of our Conflict Minerals management program;
•	Track and report supplier data in a product compliance information database; and
•

Manage a supplier escalation protocol to ensure consistent and thorough management of unresponsive suppliers when needed – this protocol documents our supplier engagement and how we interact with unresponsive suppliers or suppliers who provide incomplete, questionable, or indeterminable information.

In addition, Pitney Bowes became a member of the RMI in 2020 to gain access to best practices and RCOI data.
i.Pitney Bowes’ system of controls and transparency over the 3TG supply chain
As part of the Company’s broader requirement that our suppliers provide us with accurate and complete information relating to the sources of all substances contained in any product, part or component they provide to us, we required that Surveyed Suppliers provide us with information on Conflict Minerals contained in such products, parts, or components.
Surveyed Suppliers who failed to respond to our request for data were subject to additional evaluation to determine whether further engagement or escalation was necessary.
ii.Pitney Bowes’ engagement with suppliers
The Company has multiple methods to encourage our suppliers to commit to our policies requiring responsible supplier operations. We have communicated our Conflict Minerals requirements to our Suppliers and other product stewardship requirements, as applicable, to our global supply chain. In connection with our data collection efforts, we have explained to our Suppliers our requirements that they conduct their operations as socially responsible suppliers. In addition, we have revised our supplier form contract wording to include compliance with our Conflict Minerals efforts. Our supplier contracts have long contained provisions giving us the right to conduct unannounced visits to supplier sites and to request documentation to confirm the supplier’s compliance with our policies and contractual requirements. Our Surveyed Suppliers have received information regarding Conflict Minerals requirements and completion of our product compliance database.
iii.Pitney Bowes’ Company-level grievance mechanism
For many years, Pitney Bowes has maintained an Ethics Help Line which is available toll-free, 24 hours a day, seven days a week. The Ethics Help Line is operated by an outside firm and enables employees, clients and others to make inquiries and report concerns about potential violations of Company policy or the law, in many languages, without fear of retaliation. Anyone can contact the Ethics Help Line to report any concerns about Conflict Minerals that may be contained in our products.
a.Identification and Assessment of Risk in Our Supply Chain.
The Company continues its program of conducting supply chain due diligence and risk assessment on supplier sources of 3TGs as described above in Section 1 (Pitney Bowes’ Design of Due Diligence).
b.Strategy for Responding to Identified Risks in Our 3TG Supply Chain.

As described above, the Product Compliance Team monitored supplier responses to our surveys and contacted Surveyed Suppliers who submitted incomplete responses or who failed to respond so that we could understand what was preventing them from submitting a full and final attestation regarding their product line. The Product Compliance Team also reviewed the data from the product compliance database to determine which Surveyed Suppliers had data gaps, had raised questions or had not been responsive. Any Surveyed Suppliers that were considered non-responsive or higher risk were escalated to designated internal teams and management for further evaluation as they were identified.
We also reported the findings and information gathered through our inquiry and due diligence to Pitney Bowes senior management.

a.Support for Independent Third-party Audits of Supply Chain Due Diligence

Since we do not have direct relationships with smelters or refiners, we did not perform direct audits of these entities’ supply chains of Conflict Minerals. However, we supported the development and implementation of smelter and refinery sourcing audits conducted by independent third parties and industry groups, such as the RMI’s RMAP, through our conflict minerals policy, expectations regarding responsible sourcing of minerals from the Covered Countries, and our RMI membership.

1.Future Actions to Further Minimize Any Risk of Conflict Minerals Benefitting Armed Groups
The Company will continue to request information from our supply chain in order to meet the requirements of the Rule. Where there is reason to believe that a supplier is not adopting a Conflict Minerals policy or providing the necessary data to us, we will work with the supplier to address the issue. In the event of continued supplier deficiencies, we will consider appropriate measures including, if appropriate, termination of our relationship with a supplier.

Appendix A

List of Smelters / Refiners Identified by the Surveyed Suppliers

The following list provides the name, location and status of smelters and refiners identified by the Surveyed Suppliers. Pitney Bowes is unable to confirm that any or all smelters and refiners in this list processed the necessary 3TG metals contained in our products, since a number of the Surveyed Suppliers identified all smelters and refiners in their total supply chain and did not limit their responses to the specific products supplied to Pitney Bowes.

Smelter and refiner names and locations were drawn from the Smelter Reference List in the latest version of the Conflict Minerals Reporting Template (“Template”). The list of smelters and refiners is based on information provided by Surveyed Suppliers as of April 29, 2021. The status of these smelters and refiners is based on the Responsible Minerals Initiative (“RMI”) data as of February 2021. “Conformant” means listed by RMI as conformant with Responsible Minerals Assurance Process (“RMAP”) assessment protocols; “Active” means listed by RMI as having committed to undergo an audit or as participating in a similar assessment program such as the LBMA Responsible Gold Certification or Responsible Jewelry Council’s Chain-of-Custody Certification. Smelters or refiners listed as “In Communication” or “Outreach Required” have begun discussions with or will be encouraged to participate in the RMAP audit. Smelters and refiners designated by RMI as “Non-Conformant,” “Communication Suspended – Not Interested,” “Due Diligence Vetting Process,” and “RMI Due Diligence Review – Unable to Proceed” are not currently conformant with RMAP assessment protocols and/or are not currently progressing toward participation in an audit. Entities that are no longer recognized as smelters or refiners are not included in the reference list below (for example, if they are no longer included in the Smelter Reference List of RMI’s Template based on RMI’s determination that the entity did not actually engage in smelting or refining activities or if we or RMI believe they are no longer in operation).

Metal	Standard Smelter Name	Country Location	Audit Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non-Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	African Gold Refinery	UGANDA	Outreach Required
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Due Diligence Vetting Process
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Communication Suspended - Not Interested
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	In Communication
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	RMI Due Diligence Review - Unable to Proceed
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	In Communication
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
Gold	Guangdong Jinding Gold Limited	CHINA	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Active
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
Gold	Industrial Refining Company	BELGIUM	Non-Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	In Communication
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Marsam Metals	BRAZIL	Conformant

Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non-Conformant
Gold	Morris and Watson	NEW ZEALAND	Communication Suspended - Not Interested
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Non-Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Sai Refinery	INDIA	Outreach Required
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
Gold	Sudan Gold Refinery	SUDAN	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	TSK Pretech	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non-Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non-Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Active
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Non-Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Outreach Required
Tin	Precious Minerals and Smelting Limited	INDIA	Non-Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant

Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	In Communication
Tin	Super Ligas	BRAZIL	In Communication
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant

APPENDIX B

Countries of Origin

Based on the Responsible Minerals Initiative’s data on Reasonable Country of Origin Inquiry dated January 2021, potential countries of origin for 3TG processed by smelters or refiners may include (but are not necessarily limited to):

Angola
Argentina
Australia
Austria
Bahamas
Bangladesh
Belarus
Belgium
Benin
Bolivia
Brazil
Bulgaria
Burundi
Canada
Cayman Islands
Chile
China
Colombia
Croatia
Cyprus
Czechia
Democratic Republic of Congo
Denmark
Dominican Republic
Ecuador
Egypt
El Salvador
Eritrea
Estonia
Ethiopia
Finland
France
Gabon
Germany
Ghana
Greece
Guatemala
Guinea
Honduras

Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jordan
Kazakhstan
Laos
Latvia
Lebanon
Libya
Lithuania
Luxembourg
Madagascar
Malaysia
Malta
Mexico
Monaco
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Norway
Pakistan
Panama
Peru
Philippines
Poland
Portugal
Puerto Rico
Qatar
Romania
Russian Federation
Rwanda
Saudi Arabia
Senegal
Sierra Leone
Singapore

Slovakia
Slovenia
Somaliland
South Africa
South Korea
Spain
St Vincent and Grenadines
Sudan
Swaziland
Sweden
Switzerland
Taiwan
Tanzania
Thailand
Togo
Tunisia
Turkey
Uganda
Ukraine
United Arab Emirates
United Kingdom
United States of America
Uruguay
USA
Uzbekistan
Venezuela
Vietnam
Yemen
Zimbabwe